Exhibit 10.59
National Consumer Cooperative Bank

Second Amendment
Dated as of December 31, 2007
to
Note Purchase Agreement
Dated as of January 8, 2003

Second Amendment to Note Purchase Agreement
     This Second Amendment dated as of December 31, 2007 (the or this “Second Amendment”) to the Note Purchase Agreement dated as of January 8, 2003 is between National Consumer Cooperative Bank (d/b/a/ NCB), a banking corporation chartered pursuant to the National Consumer Cooperative Bank Act, as amended, 12 U.S.C. §§3001-3051 (the “Company”), and each of the institutions which is a signatory to this Second Amendment (collectively, the “Noteholders”).
Recitals:
     A. The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of January 8, 2003 which was amended by the First Amendment to Note Purchase Agreement dated as of December 15, 2003 (as amended and in effect on the date hereof, the “Note Agreement”).
     B. The Company and the Noteholders now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.
     C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.
     D. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
     Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
Section 1. Amendments.
     Section 1.1. Section 9.9 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:
     “Section 9.9. Incorporation of Affirmative and Negative Covenants.
(a) During all such times as the Bank Loan Agreement or the Prudential Agreements shall remain in force, (i) the Company and the Restricted Subsidiaries shall comply and remain at all times in compliance with the provisions of Article 6 and Article 7 of the Bank Loan Agreement and with Sections 5 and 6 of the Prudential Agreements and with any Financial Covenant set forth in any other provision of such agreements and (ii) all of the provisions of Article 6 and Article 7 of the Bank Loan Agreement and Sections 5 and 6 of the Prudential Agreements and any other Financial Covenants set forth therein, together with all relevant definitions pertaining thereto, shall hereby be incorporated herein by reference, mutatis mutandis. The Company shall give all holders of Notes written notice of any amendment, modification or waiver of Article 6, Article 7 or any Financial Covenant of the Bank Loan Agreement or of Section 5, Section 6 or any Financial Covenant of the Prudential Agreements, attaching an executed copy of the amendment, modification or waiver to such written notice, within five (5) Business Days of such amendment, modification or waiver.

(b) No Financial Covenant incorporated herein by virtue of Section 9.9(a) hereof shall supersede, replace, amend, supplement or modify any other provision of this Agreement, including any covenant contained herein which addresses a subject matter similar to that of such incorporated Financial Covenant.”
     Section 1.2. Section 9.11 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:
     “Paid in Capital. The Company will limit its Investments in the form of “Paid-in-Capital” (as determined in accordance with GAAP) in NCB Financial Corporation to an aggregate amount not greater than thirty five percent (35%) of Consolidated Adjusted Net Worth at the time of such investment.”
     Section 1.3. Section 10.3 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:
“The Company shall not, at any time, permit the Fixed Charges Coverage Ratio to be less than 1.10 to 1, provided, however, that, for each of the quarterly periods ending December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, the Company shall not, at any time, permit the Fixed Charge Coverage Ratio to be less than 1 to 1.”
     Section 1.4. Subparagraph (vii) of Section 10.4(a) of the Note Agreement shall be and is hereby amended in its entirety to read as follows:
     “(vii) Debt of NCB, FSB (formerly known as NCB Savings Bank, FSB) that (A) consists of demand and time deposits and (B) consists of advances from the Federal Home Loan Bank of Cincinnati (“FHLBC”) secured pursuant to that certain Blanket Security Agreement, dated as of June 30, 2006 (superseding and replacing the agreement dated November 30, 2000) between NCB, FSB and FHLBC, as the same may be amended or restated from time to time.”
     Section 1.5. The definition of “Consolidated Adjusted Net Income” shall be and is hereby amended by deleting the word “and” at the end of Subparagraph (j) thereof, replacing period with a semicolon at the end of Subparagraph (k) thereof and adding the following after Subparagraph (k):

“(l) solely for the fiscal quarter of the Company ended June 30, 2007: losses, charges and expenses incurred pursuant to relocation programs in the aggregate amount of $1,288,000;
(m) solely for the fiscal quarter of the Company ended September 30, 2007: net losses, charges and expenses incurred on loan sales during such quarter in the amount of $5,328,000; losses, charges and expenses incurred due to the application of Financial Accounting Standards Board Statement 133 in the amount of $1,077,000; losses, charges and expenses incurred due to the adjustment of loan values to reflect the lower of cost or Fair Market Value in the amount of $2,251,000; losses, charges and expenses incurred pursuant to separation programs in the aggregate amount of $840,000; and transaction costs and expenses incurred in connection with amending the Revolving Credit Agreement dated May 1, 2006 by and among the Company, SunTrust (as Agent) and the other banks party thereto (as may be amended from time to time, the “Revolving Credit Agreement”) in the aggregate amount of $220,000; and
(n) solely for the fiscal quarter of the Company ending December 31, 2007: net losses, charges and expenses incurred on loan sales; losses, charges and expenses incurred due to the application of Financial Accounting Standards Board Statement 133; losses, charges and expenses incurred due to the adjustment of loan values to reflect the lower of cost or Fair Market Value; losses, charges and expenses incurred pursuant to relocation, separation and early retirement programs; and transaction costs and expenses incurred by the Company in connection with amendments to the Revolving Credit Agreement, the Note Purchase and Uncommitted Master Shelf Agreement dated December 28, 2001 by and among the Company, Prudential Insurance Company of America and the other note holders thereunder (the “Prudential Agreement”) and the Note Agreement; provided, however, that the adjustments permitted to be made under this clause (n) for such fiscal quarter shall not exceed $7,500,000 in the aggregate.”
     Section 1.6. Schedule B of the Note Agreement shall be and is hereby amended by replacing the definition of “Bank Loan Agreement” with the following:
     “Bank Loan Agreement” means the Credit Agreement dated as of May 1, 2006 by and among the Company, the bank signatory thereto, and SunTrust Bank as Administrative Agent, as amended and restated or replaced from time to time.
     Section 1.7. Schedule B of the Note Agreement shall be and is hereby amended by replacing the parenthetical in the definition of “Consolidated Debt” with the following:
     “(including, without limitation, advances under that certain Blanket Security Agreement dated as of June 30, 2006 (superseding and replacing the agreement dated November 30, 2000) with FHLBC, as amended or restated from time to time)”
     Section 1.8. Schedule B of the Note Agreement shall be and is hereby amended by replacing the definition of “Prudential Agreements” with the following:

     “Prudential Agreements” means (i) the Note Purchase and Uncommitted Master Shelf Agreement dated as of December 28, 2001 between the Company and the Prudential Insurance Company of America, and (ii) any other agreement involving indebtedness between the Company or any of its Subsidiaries and the Prudential Insurance Company of America or any of its Subsidiaries or Affiliates, in each case as amended from time to time.
     Section 1.9. Subparagraphs (e) and (f) of the definition of Restricted Investments shall be and are hereby amended by deleting in each case “, and provided further, that such obligations mature within 365 days from the date of acquisition thereof”.
     Section 1.10. The definition of Restricted Investments shall be and is hereby further amended by deleting the word “and” the end of Subparagraph (n) and by inserting the following before the period at the end of Subparagraph (o):
“and;
     (p) Investments in interest only receivables, other retained interests, and other securities specifically related to the Company’s or any Subsidiary’s loan sales or Asset Securitizations in an aggregate amount not greater than sixty percent (60%) of Consolidated Adjusted Net Worth at the time of such investment. For purposes of this calculation, mortgage servicing rights shall not be included.
     Section 1.11. Schedules 5.4 (Subsidiaries/Officers) and 5.15 (Indebtedness) to the Note Agreement shall be and are hereby amended and replaced in their entirety with the schedules attached hereto as Schedule 5.4 and Schedule 5.15 (the “Replaced Schedules”) respectively for the purposes of the representation as of the date hereof given by the Company in Section 2.1(g) of this Second Amendment only. In no way shall these Replaced Schedules be deemed to replace the schedules referenced in Section 10.11 and in the definition of “Restricted Subsidiary” in the Note Agreement from the original Schedules 5.4 and 5.15 as of the date of Closing on January 8, 2003. Section 5.15(a) shall be and is hereby amended by replacing the reference to “January 3, 2003” with “December 18, 2007”.
Section 2. Representations and Warranties of the Company.
     Section 2.1. To induce the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company represents and warrants to the Noteholders that:
     (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and the Company has the corporate power and authority to execute and deliver this Second Amendment and to perform the provisions hereof and the provisions of the Note Agreement, as amended by this Second Amendment;

     (b) this Second Amendment has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (c) the Note Agreement, as amended by this Second Amendment, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (d) the execution, delivery and performance by the Company of this Second Amendment will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary;
     (e) no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution or delivery by the Company of this Second Amendment or performance by the Company of the Note Agreement, as amended by this Second Amendment;
     (f) after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing; and
     (g) all the representations and warranties contained in Section 5 of the Note Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof; provided that Schedules 5.4 and 5.15 are amended by substituting the attached Schedules in lieu thereof.
     (h) The Company has not paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in connection with the obtaining of any consents or approvals in connection with the transactions contemplated hereby including, without limitation thereof in connection with the Bank Loan Agreement and the Prudential Agreements, other than the payment of legal fees of counsel to the lenders and agents under the respective amendment and the payment of 25 basis points to each Prudential Noteholder and, with respect to the Bank Loan Agreement, 10 basis points to each consenting lender, and an arrangement fee to SunTrust.

Section 3. Conditions to Effectiveness of This Second Amendment.
     Section 3.1. This Second Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:
     (a) executed counterparts of this Second Amendment, duly executed by the Company and the Required Holders, shall have been delivered to the Noteholders;
     (b) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof; and
     (c) the Noteholders shall have received such additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by the Noteholders.
     (d) the Noteholders shall have received evidence satisfactory to them that the Bank Loan Agreement and the Prudential Agreements have been amended substantially as proposed in the forms annexed thereto as Exhibits A and B, respectively;
     (e) the Noteholders shall have received by wire transfer to each Noteholder’s account specified in Schedule A to the Note Purchase Agreement (or otherwise specified to the Company in writing) their pro rata portion of an amendment fee equal to $125,000;
     (f) the Company shall have paid the fees and disbursements of the Noteholders’ special counsel, Chapman and Cutler LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Second Amendment Agreement and the transactions contemplated hereby which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this Second Amendment Agreement.
Upon receipt of all of the foregoing, this Second Amendment shall become effective.
Section 4. Miscellaneous.
     Section 4.1. This Second Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

     Section 4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.
     Section 4.3. The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
     Section 4.4. This Second Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
     Section 4.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.
[Signature Page Follows]

National Consumer Cooperative Bank

By

Name: Richard L. Reed
Title: Managing Director and Chief Financial Officer

Accepted and Agreed to:

Metropolitan Life Insurance Company

By

Name:
Title:

MetLife Investors USA Insurance Company

	By:	Metropolitan Life Insurance Company, as
Investment Manager

By
Name:
Title:

New England Life Insurance Company

By:	Metropolitan Life Insurance Company, as Investment Manager

By
Name:
Title:

First MetLife Investors Insurance Company

By: Metropolitan Life Insurance Company, as Investment Manager

By
Name:
Title:

MetLife Bank, National Association

By: Metropolitan Life Insurance Company, as Investment Manager

By
Name:
Title:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:

Name:
Title:

By:

Name:
Title: